As filed with the Securities and Exchange Commission on May 21, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	20-4531180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7001 East Belleview Avenue Denver, Colorado	80237
(Address of principal executive offices)	(Zip code)

The Western Union Company 2026 Inducement Plan

The Western Union Company 2026 Employee Stock Purchase Plan

(Full title of the plan)

Ben Adams

Chief Legal Officer

THE WESTERN UNION COMPANY

7001 East Belleview Avenue

Denver, Colorado 80237

(866) 405-5012

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by The Western Union Company, a Delaware corporation (the “Registrant”), for the purpose of registering 1,500,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Registrant that may be issued under The Western Union Company 2026 Inducement Plan (the “Inducement Plan”) and 3,000,000 shares of Common Stock of the Registrant that may be issued under The Western Union Company 2026 Employee Stock Purchase Plan (the “ESPP”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of the Form S-8 are not required to be filed, and are not being filed, with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and will be delivered to participants in the Inducement Plan and the ESPP in accordance with such rule.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission (excluding any portions of such documents that have been “furnished” but “not filed”) by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference into this Registration Statement:

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 20, 2026;

•	the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on April 24, 2026;

•	the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 9, 2026, March 9, 2026, March 16, 2026, May 5, 2026, and May 18, 2026; and

•

the Registrant’s Registration Statement on Form 10 (File No. 001-32903), filed with the Commission on September 11, 2006, including the description of the Common Stock contained therein, and any amendment or report filed for the purpose of updating such description, including the description of the Common Stock contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 22, 2024.

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

The Registrant’s certificate of incorporation provides that each person who was or is a director shall be indemnified to the fullest extent permitted by Delaware law and further provides that the Registrant may, to the extent deemed appropriate by the Registrant’s board of directors and as authorized under Delaware law, indemnify any officers, employees and agents of the Registrant. The Registrant’s by-laws provide that each person who is, or was, an officer or employee of the Registrant, and each person who is, or was, serving at the Registrant’s request as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, will be indemnified (including advancement of expenses) by the Registrant, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Registrant’s certificate of incorporation and by-laws provide that this right to indemnification will not be exclusive of any other right which any person may otherwise have or acquire. The Registrant’s certificate of incorporation also permits the Registrant to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Registrant and each person who is, or was, serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against and incurred by such person in any such capacity, whether or not the Registrant would have the power to indemnify such person against such liability under Delaware law.

The Registrant has obtained directors’ and officers’ liability insurance providing coverage to its directors and officers. In addition, the Registrant has entered into indemnification agreements with each of the Registrant’s outside directors that requires the Registrant to indemnify and hold harmless each outside director to the fullest extent permitted or authorized by the Delaware General Corporation Law in effect on the date of the agreement or as such laws may be amended or replaced to increase the extent to which a corporation may indemnify its directors.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of The Western Union Company, as amended on May 12, 2023 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 18, 2023 and incorporated herein by reference thereto).

3.2	Amended and Restated By-laws of The Western Union Company adopted on December 13, 2024 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8 -K, filed with the Commission on December 17, 2024 and incorporated herein by reference thereto).

4.1	Description of the Registrant’s Common Stock (filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2023, filed with the Commission on February 22, 2024 and incorporated herein by reference thereto).

4.2*	The Western Union Company 2026 Inducement Plan.

4.3*	The Western Union Company 2026 Employee Stock Purchase Plan.

4.4	The Western Union Company 2024 Long-Term Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 22, 2024 and incorporated herein by reference thereto).

5.1*	Opinion of Sidley Austin LLP

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Sidley Austin LLP (included on Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Calculation of Filing Fee Table

* Filed herewith

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on May 21, 2026.

THE WESTERN UNION COMPANY

By	/s/ Devin B. McGranahan
Name	Devin B. McGranahan
Title	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Devin B. McGranahan, Matt Cagwin and Benjamin Adams, or any of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Devin B. McGranahan Devin B. McGranahan	President, Chief Executive Officer, and Director (Principal Executive Officer)	May 21, 2026

/s/ Matt Cagwin Matt Cagwin	Chief Financial Officer (Principal Financial Officer)	May 21, 2026

/s/ Barry D. Cooper Barry D. Cooper	Chief Accounting Officer and Controller (Principal Accounting Officer)	May 21, 2026

/s/ Jeffrey A. Joerres Jeffrey A. Joerres	Non-Executive Chairman of the Board of Directors	May 21, 2026

/s/ Julie M. Cameron-Doe Julie M. Cameron-Doe	Director	May 21, 2026

/s/ Martin I. Cole Martin I. Cole	Director	May 21, 2026

/s/ Suzette M. Deering Suzette M. Deering	Director	May 21, 2026

/s/ Betsy D. Holden Betsy D. Holden	Director	May 21, 2026

/s/ Michael A. Miles, Jr. Michael A. Miles, Jr.	Director	May 21, 2026

/s/ Timothy P. Murphy Timothy P. Murphy	Director	May 21, 2026

/s/ Milind Pant Milind Pant	Director	May 21, 2026

/s/ Jan Siegmund Jan Siegmund	Director	May 21, 2026

/s/ Angela A. Sun Angela A. Sun	Director	May 21, 2026

/s/ Solomon D. Trujillo Solomon D. Trujillo	Director	May 21, 2026